Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Fourth Quarter 2025 Results
Provides Full Year 2026 Financial Guidance

Newton, MA (February 23, 2026):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2025 and provided full year 2026 financial guidance, which can be found at the Quarterly Reports section of DHC's website at https://www.dhcreit.com/investors/financial-information/quarterly/default.aspx.
A conference call to discuss DHC's fourth quarter 2025 financial results will be held on Tuesday, February 24, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 7932578. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC.
About Diversified Healthcare Trust:
DHC is a real estate investment trust focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2025, DHC’s approximately $6.3 billion portfolio included 298 properties in 33 states and Washington, D.C., with approximately 25,000 senior living units, approximately 5.6 million square feet of medical office and life science properties and occupied by approximately 290 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2025 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Contact:
Bryan Maher, Senior Vice President
(617) 796-8234